Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 (“Registration Statement”) of our report dated June 30, 2021, relating to the consolidated financial statements of Jin Medical International Ltd. as of September 30, 2020 and 2019, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP
New York, New York
September 24, 2021